UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 26, 2011

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 26, 2011, First BanCorp. (the “Corporation”) issued a press release announcing its unaudited results of operations for the thrd quarter ended September 30, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Corporation has included in this release the following financial measures that are not recognized under generally accepted accounting principles, which are referred to as non-GAAP financial measures: (i) the calculation of net interest income, interest rate spread and net interest margin rate on a tax- equivalent basis and excluding changes in the fair value of derivative instruments and certain financial liabilities; (ii) the calculation of the tangible common equity ratio and the tangible book value per common share; (iii) the Tier 1 common equity to risk-weighted assets ratio; and (iv) the adjusted pre-tax, pre-provision income.  Investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Corporation’s consolidated financial data prepared in accordance with GAAP.

Net interest income, interest rate spread and net interest margin are reported on a tax-equivalent basis and excluding changes in the fair value of derivative instruments and financial liabilities elected to be measured at fair value (“valuations”). The presentation of net interest income excluding valuations provides additional information about the Corporation’s net interest income and facilitates comparability and analysis.  The changes in the fair value of derivative instruments and unrealized gains and losses on liabilities measured at fair value have no effect on interest due or interest earned on interest-bearing liabilities or interest-earning assets, respectively.  The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate, as described in Exhibit A — Tables 2 and 3 of the press release attached hereto as Exhibit 99.1. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at statutory rates.  Management believes that it is a standard practice in the banking industry to present net interest income, interest rate spread and net interest margin on a fully tax-equivalent basis. This adjustment puts all earning assets, most notably tax-exempt securities and certain loans, on a common basis that facilitates comparison of the Corporation’s results to results of its peers.

The following table reconciles the non-GAAP financial measure “net interest income on a tax-equivalent basis and excluding fair value changes” with net interest income calculated and presented in accordance with GAAP. The table also reconciles the non-GAAP financial measures “net interest spread and margin on a tax-equivalent basis and excluding fair value changes” with net interest spread and margin calculated and presented in accordance with GAAP.

Reconciliation of GAAP Net Interest Margin and Spread to Non-GAAP Net Interest Margin and Spread on a Tax-Equivalent Basis and excluding fair value changes on derivative instruments and liabilities measured at fair value ("valuations")
(dollars in thousands)
	Quarter Ended					Nine-Month Period Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	September 30, 2011	September 30, 2010
Net Interest Income (in thousands)
Interest Income - GAAP	$158,542	$163,418	$180,903	$192,806	$204,028	$502,863	$639,880
Unrealized loss (gain) on
derivative instruments	954	1,185	(345)	(903)	938	1,794	2,169
Interest income excluding valuations	159,496	164,603	180,558	191,903	204,966	504,657	642,049
Tax-equivalent adjustment	1,521	1,504	2,314	4,494	6,778	5,339	23,912
Interest income on a tax-equivalent basis excluding valuations	161,017	166,107	182,872	196,397	211,744	509,996	665,961

Interest Expense - GAAP	64,287	68,983	74,624	80,758	90,326	207,894	290,253
Unrealized (loss) gain on
derivative instruments and liabilities measured at fair value	(1,601)	23	(598)	(813)	(526)	(2,176)	2,381
Interest expense excluding valuations	62,686	69,006	74,026	79,945	89,800	205,718	292,634

Net interest income - GAAP	$94,255	$94,435	$106,279	$112,048	$113,702	$294,969	$349,627

Net interest income excluding valuations	$96,810	$95,597	$106,532	$111,958	$115,166	$298,939	$349,415

Net interest income on a tax-equivalent basis excluding valuations	$98,331	$97,101	$108,846	$116,452	$121,944	$304,278	$373,327

Average Balances (in thousands)
Loans and leases	$10,832,426	$10,997,295	$11,672,619	$12,185,511	$12,443,055	$11,164,370	$13,008,559
Total securities and other short-term investments	2,787,708	3,550,743	3,588,028	3,863,532	4,640,055	3,305,893	5,214,304
Average Interest-Earning Assets	$13,620,134	$14,548,038	$15,260,647	$16,049,043	$17,083,110	$14,470,263	$18,222,863

Average Interest-Bearing Liabilities	$11,944,454	$12,809,375	$13,494,702	$14,036,776	$15,002,168	$12,743,832	$16,074,153

Average Yield/Rate
Average yield on interest-earning assets - GAAP	4.62%	4.51%	4.80%	4.77%	4.74%	4.65%	4.69%
Average rate on interest-bearing liabilities - GAAP	2.14%	2.16%	2.24%	2.28%	2.39%	2.18%	2.41%
Net interest spread - GAAP	2.48%	2.35%	2.56%	2.49%	2.35%	2.47%	2.28%
Net interest margin - GAAP	2.75%	2.60%	2.82%	2.77%	2.64%	2.73%	2.57%

Average yield on interest-earning assets excluding valuations	4.65%	4.54%	4.79%	4.74%	4.76%	4.66%	4.71%
Average rate on interest-bearing liabilities excluding valuations	2.08%	2.16%	2.22%	2.26%	2.37%	2.16%	2.43%
Net interest spread excluding valuations	2.57%	2.38%	2.57%	2.48%	2.39%	2.50%	2.28%
Net interest margin excluding valuations	2.82%	2.64%	2.83%	2.77%	2.67%	2.76%	2.56%

Average yield on interest-earning assets on a tax-equivalent basis and excluding valuations	4.69%	4.58%	4.85%	4.86%	4.92%	4.71%	4.89%
Average rate on interest-bearing liabilities excluding valuations	2.08%	2.16%	2.22%	2.26%	2.37%	2.16%	2.43%
Net interest spread on a tax-equivalent basis and excluding valuations	2.61%	2.42%	2.63%	2.60%	2.55%	2.55%	2.46%
Net interest margin on a tax-equivalent basis and excluding valuations	2.86%	2.68%	2.89%	2.88%	2.83%	2.81%	2.74%

The tangible common equity ratio and tangible book value per common share are non-GAAP measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill and core deposit intangibles. Tangible assets are total assets less goodwill and core deposit intangibles. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets, or related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names. The following table is a reconciliation of the Corporation’s tangible common equity and tangible assets:

Tangible Common Equity
(In thousands, except ratios and per share information)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Tangible Equity:
Total equity - GAAP	$986,847	$1,009,578	$1,027,269	$1,057,959	$1,321,979
Preferred equity	(430,498)	(428,703)	(426,724)	(425,009)	(411,876)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(12,277)	(12,866)	(13,454)	(14,043)	(14,673)

Tangible common equity	$515,974	$539,911	$558,993	$590,809	$867,332

Tangible Assets:
Total assets - GAAP	$13,475,572	$14,113,973	$15,104,090	$15,593,077	$16,678,879
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(12,277)	(12,866)	(13,454)	(14,043)	(14,673)

Tangible assets	$13,435,197	$14,073,009	$15,062,538	$15,550,936	$16,636,108

Common shares outstanding	21,304	21,304	21,304	21,304	21,304

Tangible common equity ratio	3.84%	3.84%	3.71%	3.80%	5.21%
Tangible book value per common share	$24.22	$25.34	$26.24	$27.73	$40.71

The Tier 1 common equity to risk-weighted assets ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock and qualifying trust preferred securities by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The Tier 1 common equity ratio is not required by GAAP or on a recurring basis by applicable bank regulatory requirements.  However, this ratio was used by the Federal Reserve in connection with its stress test administered to the 19 largest U.S. bank holding companies under the Supervisory Capital Assessment Program, the results of which were announced on May 7, 2009. Management is currently monitoring this ratio, along with the other ratios discussed above, in evaluating the Corporation’s capital levels and believes that, at this time, the ratio may be of interest to investors.

The following table reconciles stockholders’ equity (GAAP) to Tier 1 common equity:

Tier 1 Common Equity to Risk-Weighted Assets
(Dollars in thousands)	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010

Tier 1 Common Equity:
Total equity - GAAP	$986,847	$1,009,578	$1,027,269	$1,057,959	$1,321,979
Qualifying preferred stock	(430,498)	(428,703)	(426,724)	(425,009)	(411,876)
Unrealized gain on available-for-sale securities (1)	(13,957)	(12,659)	(15,453)	(17,736)	(30,295)
Disallowed deferred tax asset (2)	(267)	(272)	(981)	(815)	(43,552)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Core deposit intangible	(12,277)	(12,866)	(13,454)	(14,043)	(14,673)
Cumulative change gain in fair value of liabilities
accounted for under a fair value option	(952)	(1,889)	(2,156)	(2,185)	(2,654)
Other disallowed assets	(907)	(808)	(881)	(226)	(636)
Tier 1 common equity	$499,890	$524,283	$539,522	$569,847	$790,195

Total risk-weighted assets	$10,433,620	$10,630,162	$11,183,518	$11,372,856	$11,930,854

Tier 1 common equity to risk-weighted assets ratio	4.79%	4.93%	4.82%	5.01%	6.62%

1-	Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

2-	Approximately $12 million of the Corporation's deferred tax assets at September 30, 2011 (June 30, 2011 - $11 million; March 31, 2011 - $12 million December 31, 2010 - $13 million; September 30, 2010 - $64 million) was included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $0.3 million of such assets at June 30, 2011 (March 31, 2011 - $1 million; December 31, 2010 - $0.8 million; September 30, 2010 - $44 million; June 30, 2010 - $38 million) exceeded the limitation imposed by these guidelines and, as "disallowed deferred tax assets," was deducted in arriving at Tier 1 capital. According to regulatory capital guidelines, the deferred tax assets that are dependent upon future taxable income are limited for inclusion in Tier 1 capital to the lesser of: (i) the amount of such deferred tax asset that the entity expects to realize within one year of the calendar quarter end-date, based on its projected future taxable income for that year, or (ii) 10% of the amount of the entity's Tier 1 capital. Approximately $7 million of the Corporation's other net deferred tax liability at September 30, 2011 (June 30, 2011 - $5 million; March 31, 2011 - $5 million; December 31, 2010 - $5 million; September 30, 2010 - $7 million) represented primarily the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.

One non-GAAP performance metric that management believes is useful in analyzing underlying performance trends, particularly in times of economic stress, is adjusted pre-tax, pre-provision income.  Adjusted pre-tax, pre-provision income, as defined by management, represents net (loss) income excluding income tax expense (benefit), the provision for loan and lease losses, gains on sale and OTTI of investment securities, as well as certain items identified as unusual, non-recurring or non-operating.

From time to time, revenue and expenses are impacted by items judged by management to be outside of ordinary banking activities and/or by items that, while they may be associated with ordinary banking activities, are so unusually large that management believes them to be nonrecurring. These items result from factors originating outside the Corporation such as regulatory actions or assessments, and may result from unusual management decisions, such as the early extinguishment of debt.

The following table reconciles (loss) income before income taxes (GAAP) to adjusted pre-tax, pre-provision income:

Pre-Tax, Pre-Provision Income
(Dollars in thousands)	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010

Loss before income taxes	$(21,158)	$(12,318)	$(24,834)	$(158,016)	$(76,196)
Add: Provision for loan and lease losses	46,446	59,184	88,732	196,347	120,482
Less: Net (gain) loss on sale and OTTI of investment securities	(12,156)	(21,342)	(19,341)	620	(48,281)
Less: gain on sale of FirstBank Insurance VI	-	-	(2,845)	-	-
Add: Unrealized loss (gain) on derivatives instruments and liabilities
measured at fair value	2,555	1,162	253	(90)	1,464
Add: Loss on early extinguishment of borrowings	9,012	1,823	-	-	47,405
Add: Equity in losses of unconsolidated entities	4,357	1,536	-	-	-
Adjusted Pre-tax, pre-provision income (1)	$29,056	$30,045	$41,965	$38,861	$44,874

Change from most recent prior quarter - amount	$(989)	$(11,920)	$2,761	$(4,459)	$7,671
Change from most recent prior quarter - percent	-3.3%	-28.4%	7.1%	-10.3%	21.5%

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 27, 2011, the Board of Directors of the Corporation elected Thomas M. Hagerty, subject to regulatory approval, and Michael P. Harmon to serve as directors on the Corporation’s Board of Directors.

Mr. Hagerty is a Managing Director at Thomas H. Lee Partners, L.P. (“THL”) and  has been with that firm since 1988.  THL, which owns 24.82% of the Corporation’s common stock, designated Mr. Hagerty to serve as its Board representative pursuant to THL’s investment agreement with the Corporation.  Under this agreement, THL purchased from the Corporation shares of common stock having an aggregate price of $174.1 million.  Upon receipt of regulatory approval, Mr. Hagerty will serve on the Board’s Corporate Governance and Nominating Committee.

Mr. Harmon is a Managing Director at Oaktree Capital Management, L.P. where he has been responsible for sourcing, evaluating and managing private equity investments since 1997.  Two funds managed by Oaktree Capital Management, L.P. (together, “Oaktree”), which collectively own 50,684,485 shares of the Corporation’s common stock or approximately 24.82% of the outstanding common stock of the Corporation, designated Mr. Harmon to serve as their Board representative pursuant to Oaktree’s investment agreement with the Corporation.  Under this agreement, Oaktree purchased from the Corporation shares of common stock for an aggregate purchase price of $174.1 million.  Mr. Harmon will serve on the Board’s Compensation and Benefits Committee.

The rights of each of THL and Oaktree to designate a person to serve on the Board will remain in effect as long as each own in the aggregate at least 25% of the shares of common stock that each currently owns.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit

99.1	Press Release dated October 26, 2011 - First BanCorp Reports Financial Results for the Quarter Ended September 30, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2011	First BanCorp.

	By:	/s/ Lawrence Odell
	Name:	Lawrence Odell
	Title:	EVP and General Counsel

Exhibit Index

Exhibit	Description of Exhibit

99.1	Press Release dated October 26, 2011 - First BanCorp Reports Financial Results for the Quarter Ended September 30, 2011